Hilton A. Ryder, 54470
McCORMICK, BARSTOW, SHEPPARD,
WAYTHE & CARRUTH
5 River Park Place East
P.O. Box 28912
Fresno, CA 93729-8912
(209) 433-1300

Attorneys for Debtors and
Debtors in Possession




             IN THE UNITED STATES BANKRUPTCY COURT

                 EASTERN DISTRICT OF CALIFORNIA

                         FRESNO DIVISION


                                )  CONSOLIDATED
In re                           )  CASE NO.  96-10620B-11F
                                )
TRI-VALLEY CORP,                )  CHAPTER 11
                                )
     Debtor and                 )  MC NO. HAR - 17
     Debtor in Possession.      )
                                )
Tax I.D. No.   84-0617433       )
Address:  230 S. Montclair      )
          Bakersfield, CA 93309 )
                                )
In re                           )
                                )
TRI-VALLEY OIL & GAS CO.,       )
                                )
     Debtor and                 )
     Debtor in Possession.      )
                                )  Date:     October 11, 1996
Tax I.D. No.    94-1585250      )  Time:     2:00 p.m.
Address:  230 S. Montclair      )  Place:    Courtroom B; Fresno
          Bakersfield, CA 93309 )  Judge:    Hon. Brett Dorian
                                )


                ORDER DISMISSING CHAPTER 11 CASES


     The Second Motion to Dismiss Chapter 11 Cases came on regularly for continued hearing October 11, 1996 and it appearing from Declaration of Service by mail that the Motion and Notice of Motion were served upon all creditors in the estate, those parties requesting special notice, the Official Committee of Equity Security Holders, the unsecured creditors committee, and the United States Trustee, and the Debtors having appeared by and through their attorneys McCormick, Barstow, Sheppard, Wayte & Carruth by Hilton A. Ryder, D. Max Gardner having appeared on behalf of Alan Adler, ABA Energy Corporation and Phillips Petroleum Co., John P. Eleazarian of the firm of Kimble, MacMichael & Upton having appeared on behalf of Alfred Ainsworth III in opposition to the motion and Michael S. Abril of the firm of Klein, Wegis, DeNatale, Goldner & Muir, LLP having appeared on behalf of the firm with a conditional objection to the motion and the United States Trustee having appeared by Peter Carroll at a prior hearing on the motion and having indicated support of the motion, and the Court having considered the pleadings and the arguments of counsel, and good cause appearing,
     IT IS HEREBY ORDERED that Chapter 11 case of Tri-Valley Corporation, Case No. 96-10620B-11 be, and the same hereby is, dismissed without prejudice.
     IT IS HEREBY ORDERED that Chapter 11 case of Tri-Valley Oil and Gas Company, Case No. 96-10621B-11 be, and the same hereby is, dismissed without prejudice.
     IT IS FURTHER ORDERED that Debtor shall deposit the sum of $60,000 with the firm of McCormick, Barstow, Sheppard, Wayte & Carruth to be held in a segregated, interest bearing blocked account for the purpose of insuring payment of allowed attorneys' fees and expenses to the firm of Klein, Wegis, DeNatale, Goldner & Muir, LLP and the firm of Pathfinder Management, and shall be released only upon further order of this Court. The funds are to be further used for the payment of U.S. Trustee's fees due through the fourth quarter of 1996, which sums may be paid on a determination by the United States Trustee of the amounts due without further court order.
     IT IS FURTHER ORDERED that attorney for Debtor, Hilton A. Ryder, shall file concurrently with the lodging of this Order, a Declaration that the $60,000 deposit has been received and deposited and that checks have been issued for the payment of the undisputed, unsecured claims, not purchased by Behrooz Sarafraz as set forth in the supplemental points and authorities, filed September 25, 1996.
     IT IS FURTHER ORDERED that this Court shall retain jurisdiction for the purpose of determining professional fees associated with the chapter 11 cases and for the purpose of determining objections to claims filed by Debtors as to the following claimants only: ASTA Construction, Cecil Engineering, Global Compression, Pacific Gas & Electric and B. D. Bailey. All other objections to claims filed by Debtors are hereby deemed to be withdrawn without prejudice.
     IT IS FURTHER ORDERED that this Order shall be served by fax on D. Max Gardner, John P. Eleazarian, Michael S. Abril and the United States Trustee. This Order may be entered after 24 hours from the time of such facsimile transmission unless the Court receives telephonic notice from any party that there is an objection to the form of this Order.
Dated:  October 31, 1996
                         Signed:   THE HONORABLE BRETT DORIAN
                                   UNITED STATES BANKRUPTCY JUDGE


Submitted by:

Signed:   Hilton A. Ryder